As filed with the Securities and Exchange Commission on July 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gastar Exploration Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3531640
State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Address, Including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

GASTAR EXPLORATION INC.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

J. Russell Porter

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Telephone: (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 of Gastar Exploration Inc.	15,400,000	$0.91	$14,014,000.00	$1,624.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock (“Common Stock”) of Gastar Exploration Inc. (the “Registrant”) registered hereby pursuant to the Amended and Restated Gastar Exploration Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Plan”) is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The maximum aggregate offering price is based on $0.91, which was the average of the high and low sales prices of the Registrant’s common shares on the NYSE MKT on June 30, 2017.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 15,400,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement (this “Registration Statement”) pursuant to General Instruction E on Form S-8 to register an additional 15,400,000 shares of Common Stock that may be issued under the Plan pursuant to the Second Amendment to the Plan, which was approved by the Registrant’s stockholders at the 2017 annual stockholders’ meeting held on June 27, 2017.

Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, including any and all post-effective amendments thereto, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8: (i) Form S-8 filed on February 6, 2014 (File No. 333-193787) and (ii) Form S-8 filed on July 11, 2014 (File No. 333-197356).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints J. Russell Porter and Michael A. Gerlich, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all other amendments (including, without limitation, other post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 2017.

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on July 7, 2017 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jerry R. Schuyler Jerry R. Schuyler	Chairman of the Board

/s/ John H. Cassels John H. Cassels	Director

/s/ Randolph C. Coley Randolph C. Coley	Director

/s/ Robert D. Penner Robert D. Penner	Director

/s/ Stephen A. Holditch Stephen A. Holditch	Director

/s/ Ronald D. Scott Ronald D. Scott	Director

/s/ Nathan W. Walton Nathan W. Walton	Director

INDEX TO EXHIBITS

Exhibit No.		Description

5.1*	–	Opinion of Vinson & Elkins L.L.P.

10.1	–	Gastar Exploration Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A to Gastar’s Definitive Proxy Statement on Schedule 14A filed on May 2, 2014 (File No. 001-35211)).

10.2*	–	First Amendment to the Gastar Exploration Inc. Amended and Restated Long-Term Incentive Plan.

10.3	–	Second Amendment to the Gastar Exploration Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed May 22, 2017 (File No. 001-35211)).

23.1*	–	Consent of BDO USA, LLP.

23.2*	–	Consent of Wright & Company, Inc.

23.4*	–	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	–	Powers of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*Filed herewith.